Exhibit 21.1

List of Subsidiaries

Evolution Petroleum Corporation — A Nevada Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Vice President, Chief Financial Officer and Treasurer
Daryl V. Mazzanti, Vice President, Operations
David Joe, Secretary

Directors:
Robert S. Herlin, Chairman
Laird Q. Cagan
Jed DiPaolo
Gene Stoever
William Dozier
Kelly Loyd

NGS Sub. Corp. — A Delaware Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Chief Financial Officer and Treasurer
David Joe, Secretary

Directors:
Robert S. Herlin
Sterling H. McDonald

Arkla Petroleum, L.L.C. — A Louisiana Corporation
NGS Sub Corp, Member
Robert S. Herlin, Manager
Sterling H. McDonald, Manager

NGS Technologies, Inc. — A Delaware Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Chief Financial Officer and Treasurer
David Joe, Secretary

Directors:
Robert S. Herlin

Evolution Operating Co. Inc. — A Texas Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Vice President, Chief Financial Officer, Treasurer and Secretary
Daryl V. Mazzanti, Vice President, Operations
David Joe, Controller

Directors:
Robert S. Herlin
Sterling H. McDonald

Tertiaire Resources Company — A Texas Corporation
Officers:
Robert S. Herlin, President and Chief Executive Officer
Sterling H. McDonald, Vice President, Chief Financial Officer, Treasurer and Secretary
Daryl V. Mazzanti, Vice President, Operations

Directors:
Robert S. Herlin
Sterling H. McDonald
Daryl V. Mazzanti